Exhibit 99.1

NII HOLDINGS ANNOUNCES 2015 FOURTH QUARTER AND
YEAR-END RESULTS

•	Fourth quarter net subscriber losses of 121,000 resulting in an ending base of 4.3 million subscribers

•	Fourth quarter 3G net subscriber additions of 77,000 resulting in an ending 3G base of 2.8 million subscribers

•	Consolidated operating revenues of $245 million for the fourth quarter and $1.2 billion for the full year

•	3G revenues increased 104% year-over-year in local currency

•	Consolidated adjusted operating loss before depreciation and amortization (adjusted OIBDA loss) of $11 million for the fourth quarter and $148 million for the full year

•	Fourth quarter results represent a $52 million year-over-year improvement

•	Year-end cash and short-term investments of $427 million and $227 million in cash held in escrow

RESTON, Va., March 3, 2016 - NII Holdings, Inc. [NASDAQ: NIHD] today announced its financial results for the fourth quarter and full year 2015. The Company reported net subscriber losses of 121,000 in the quarter as growth on its 3G network was more than offset by subscriber losses on its iDEN platform. For the quarter, the Company generated consolidated operating revenues of $245 million, an adjusted OIBDA loss of $11 million and an operating loss of $75 million. The Company’s consolidated adjusted OIBDA excludes the impact of non-cash asset impairments, restructuring charges and other unusual items. Capital expenditures were $24 million for the quarter.

For the full year 2015, the Company reported net adds of 1,000, resulting in an ending subscriber base of 4.3 million, unchanged from the prior year. Financial results for the full year 2015 include operating revenues of $1.2 billion, an adjusted OIBDA loss of $148 million and an operating loss of $457 million. The Company’s 3G subscriber base increased 1.1 million, or 65%, from the prior year resulting in a 44% increase in 3G revenues (an increase of 104% in local currency). Capital expenditures were $142 million for the year. The Company ended the year with $427 million in consolidated cash and short-term investments and $227 million in cash held in escrow.

“During the quarter, we achieved a $54 million reduction in operating expenses from last quarter as the cost savings initiatives that our Brazil team implemented started to take hold,” said Steve Shindler, NII Holdings’ chief executive officer. “As a result, we generated a $14 million improvement in adjusted OIBDA, despite pressure on our revenues from weaker economic conditions. We expect the macroeconomic environment and a more competitive landscape will continue to put pressure on our results in 2016. We are continuing to focus our efforts on achieving profitable 3G subscriber growth, while reducing our operating costs and preserving our liquidity to weather these challenges.”

Nextel Brazil's average monthly service revenue per subscriber (ARPU) was $16 for the fourth quarter of 2015, down from $27 in the same quarter last year, due primarily to a 51% year-over-year decline in the average value of the Brazilian real. Nextel Brazil's average monthly churn rate for the quarter increased to 3.55 percent from 2.71 percent in the fourth quarter last year due to increases in both 3G and iDEN churn. Nextel Brazil's cost per gross addition (CPGA) was $92 for the fourth quarter of 2015, a $203 decrease from the year ago period, primarily due to an increase in new 3G postpaid subscribers in Brazil who use their own handsets rather than purchasing a new one from the Company. Nextel Brazil's cash cost per user (CCPU) was $15 for the fourth quarter, an $11 decrease from the same period last year primarily resulting from a decline in local currency exchange rates.

“We met our goal of significantly reducing cash burn this quarter, with cash spending of $35 million, a $176 million improvement from the third quarter,” said Dan Freiman, NII Holdings' chief financial officer. “In 2016, we will continue to take steps to extend our liquidity runway, including efforts to capture further cost reductions and lower our capital expenditures.”

Additional details regarding the Company’s results, including a more detailed explanation on local currency operating metrics, are included in the Company’s 2015 Annual Report on Form 10-K that was filed with the Securities and Exchange Commission today. During the year, the Company sold its operations in Mexico and Argentina, and all results presented in this press release reflect those markets as discontinued operations. Additional operational and financial details, including a quarterly earnings presentation, are also available under the Company's Investor Relations link at www.nii.com.

In addition to the financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release and in the attached financial tables, NII Holdings has presented consolidated adjusted OIBDA, as well as Nextel Brazil's ARPU, CCPU, and CPGA. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. To view these and other reconciliations of non-GAAP financial measures that the Company uses, visit the investor relations link at www.nii.com.

In addition, the Company has announced that its 2016 annual meeting of stockholders will be held on May 25, 2016. Stockholder proposals intended for consideration for inclusion in the Company's proxy statement for the 2016 annual meeting of stockholders must be forwarded in writing and received at the Company's principal executive offices at 1875 Explorer Street, Suite 800, Reston, Virginia 20190 no later than April 1, 2016, directed to the attention of the Company's General Counsel.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Virginia, is a provider of differentiated mobile communication services for businesses and high value consumers in Brazil. NII Holdings, operating under the Nextel brand, offers fully integrated wireless communication tools with digital cellular voice services, data services and wireless Internet access. Visit the Company's website at www.nii.com.
Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
Visit NII Holdings' news room for news and to access our markets' news centers: nii.com/newsroom.
Safe Harbor Statement

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business and economic outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the Company’s ability to meet its business plans, customer growth and retention, pricing, network usage, operating costs, the timing of various events, the economic and regulatory environment and the foreign currency exchange rates that will prevail during 2016. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to: the impact of liquidity constraints, the impact of more intense competitive conditions and changes in economic conditions in Brazil, the performance of the Company’s networks, the Company’s ability to provide services that customers want or need, the ability of the Company to continue as a going concern, the Company’s ability to execute its business plan, and the additional risks and uncertainties that are described in NII Holdings' Annual Report on Form 10-K for the year ended December 31, 2015, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.
Media Contacts:

NII Holdings, Inc.
1875 Explorer Street, Suite 800
Reston, Virginia 20190
(703) 390-5100
www.nii.com

Investor and Media Relations: Tahmin Clarke
(703) 390-7174
tahmin.clarke@nii.com

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2015 (SUCCESSOR COMPANY) AND
THE THREE MONTHS ENDED ENDED DECEMBER 31, 2014 (PREDECESSOR COMPANY) (1) (2)
(in millions, except per share amounts)

	Successor Company	Predecessor Company
	Three Months Ended December 31,	Three Months Ended December 31,
	2015	2014
	(unaudited)

Operating revenues Service and other revenues	$234.7	$403.7
Handset and accessory revenues	10.1	28.3
	244.8	432.0
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	100.7	160.1
Cost of handsets and accessories	18.6	103.7
Selling, general and administrative	136.0	230.6
Impairment, restructuring and other charges	27.6	6.6
Depreciation	27.8	75.2
Amortization	9.3	15.5
	320.0	591.7
Operating loss	(75.2)	(159.7)
Other (expense) income Interest expense, net	(26.7)	(34.5)
Interest income	8.6	15.8
Foreign currency transaction gains (losses), net	6.9	(34.2)
Other expense, net	(2.1)	(4.9)
	(13.3)	(57.8)
Loss from continuing operations before reorganization items and income tax benefit (provision)	(88.5)	(217.5)
Reorganization items	(0.7)	(13.0)
Income tax benefit (provision)	5.5	(1.4)
Net loss from continuing operations	(83.7)	(231.9)
Loss from discontinued operations, net of income taxes	(0.9)	(283.0)
Net loss	$(84.6)	$(514.9)

Net loss from continuing operations per common share, basic and diluted	$(0.84)	$(1.35)
Net loss from discontinued operations per common share, basic and diluted	(0.01)	(1.64)
Net loss per common share, basic and diluted	$(0.85)	$(2.99)

Weighted average number of common shares outstanding, basic and diluted	100.0	172.4

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2015 (SUCCESSOR COMPANY),
SIX MONTHS ENDED JUNE 30, 2015 (PREDECESSOR COMPANY),
COMBINED YEAR ENDED DECEMBER 31, 2015 (COMBINED) AND
YEAR ENDED DECEMBER 31, 2014 (PREDECESSOR COMPANY) (1) (2)
(in millions, except per share amounts)

	Successor Company	Predecessor Company	Combined	Predecessor Company
	Six Months Ended December 31,	Six Months Ended June 30,	Year Ended December 31,	Year Ended December 31,
	2015	2015	2015	2014

Operating revenues Service and other revenues	$501.1	$643.9	$1,145.0	$1,691.9
Handset and accessory revenues	28.3	39.8	68.1	157.1
	529.4	683.7	1,213.1	1,849.0
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	212.8	256.1	468.9	692.6
Cost of handsets and accessories	46.9	121.1	168.0	415.5
Selling, general and administrative	304.8	419.7	724.5	997.7
Impairment, restructuring and other charges	32.3	36.8	69.1	105.7
Depreciation	64.1	126.8	190.9	340.2
Amortization	21.3	27.1	48.4	53.9
	682.2	987.6	1,669.8	2,605.6
Operating loss	(152.8)	(303.9)	(456.7)	(756.6)
Other (expense) income Interest expense, net	(55.6)	(82.8)	(138.4)	(372.9)
Interest income	17.2	15.3	32.5	38.3
Foreign currency transaction losses, net	(99.7)	(64.0)	(163.7)	(51.1)
Other expense, net	(1.2)	(0.1)	(1.3)	(5.8)
	(139.3)	(131.6)	(270.9)	(391.5)
Loss from continuing operations before reorganization items and income tax benefit (provision)	(292.1)	(435.5)	(727.6)	(1,148.1)
Reorganization items	1.5	1,956.9	1,958.4	(71.6)
Income tax benefit (provision)	5.0	(2.0)	3.0	(5.0)
Net (loss) income from continuing operations	(285.6)	1,519.4	1,233.8	(1,224.7)
Income (loss) from discontinued operations, net of income taxes	11.6	221.1	232.7	(733.0)
Net (loss) income	$(274.0)	$1,740.5	$1,466.5	$(1,957.7)

Net (loss) income from continuing operations per common share, basic	$(2.86)	$8.73		$(7.11)
Net income (loss) from discontinued operations per common share, basic	0.12	1.27		(4.25)
Net (loss) income per common share, basic	$(2.74)	$10.00		$(11.36)

Net (loss) income from continuing operations per common share, diluted	$(2.86)	$8.71		$(7.11)
Net income (loss) from discontinued operations per common share, diluted	0.12	1.27		(4.25)
Net (loss) income per common share, diluted	$(2.74)	$9.98		$(11.36)

Weighted average number of common shares outstanding, basic	100.0	172.4		172.3

Weighted average number of common shares outstanding, diluted	100.0	172.7		172.3

CONSOLIDATED BALANCE SHEETS (1) (2)
(in millions, except par values)

	Successor Company	Predecessor Company
	December 31, 2015	December 31, 2014

ASSETS
Current assets
Cash and cash equivalents	$342.2	$334.2
Short-term investments	84.3	110.1
Accounts receivable, net of allowance for doubtful accounts of $39.0 — Successor Company and $30.7 — Predecessor Company	144.6	256.1
Handset and accessory inventory	24.4	65.9
Prepaid expenses and other	132.5	198.5
Assets related to discontinued operations	—	698.0
Total current assets	728.0	1,662.8
Property, plant and equipment, net	555.0	1,352.7
Intangible assets, net	892.6	688.2
Other assets	554.3	372.8
Assets related to discontinued operations	—	1,297.5
Total assets	$2,729.9	$5,374.0
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$43.8	$132.6
Accrued expenses and other	262.0	337.7
Deferred revenues	10.4	28.8
Current portion of long-term debt	582.4	717.4
Liabilities related to discontinued operations	—	486.9
Total current liabilities	898.6	1,703.4
Long-term debt	82.6	207.8
Other long-term liabilities	197.9	209.2
Liabilities related to discontinued operations	—	624.9
Total liabilities	1,179.1	2,745.3
Liabilities subject to compromise	—	4,593.5
Stockholders’ deficit
Undesignated preferred stock, par value $0.001, 10.0 shares authorized, no shares issued or outstanding - Successor Company	—	—
Undesignated preferred stock, par value $0.001, 10.0 shares authorized, no shares issued or outstanding - Predecessor Company	—	—
Common stock, par value $0.001, 140.0 shares authorized, 100.0 shares issued and outstanding — Successor Company	0.1	—
Common stock, par value $0.001, 600.0 shares authorized, 172.4 shares issued and outstanding — Predecessor Company	—	0.2
Paid-in capital - Successor Company	2,070.5	—
Paid-in capital - Predecessor Company	—	1,517.1
Accumulated deficit	(274.0)	(2,150.7)
Accumulated other comprehensive loss	(245.8)	(1,331.4)
Total stockholders’ equity (deficit)	1,550.8	(1,964.8)
Total liabilities and stockholders’ equity (deficit)	$2,729.9	$5,374.0

CONSOLIDATED CASH FLOW DATA (1) (2)
(in millions)

	Successor Company	Predecessor Company	Combined	Predecessor Company
	Six Months Ended December 31,	Six Months Ended June 30,	Year Ended December 31,	Year Ended December 31,
	2015	2015	2015	2014

Cash and cash equivalents, beginning of period	$423.1	$334.2	$334.2	$1,147.7
Net cash used in operating activities	(78.5)	(254.8)	(333.3)	(628.7)
Net cash (used in) provided by investing activities	(1.0)	1,027.8	1,026.8	(347.5)
Net cash used in financing activities	(25.0)	(778.2)	(803.2)	(128.3)
Effect of exchange rate changes on cash and cash equivalents	0.9	(9.2)	(8.3)	(55.7)
Change in cash and cash equivalents related to discontinued operations	22.7	103.3	126.0	346.7
Cash and cash equivalents, end of period	$342.2	$423.1	$342.2	$334.2

(1) In accordance with the requirements of reorganization accounting, we adopted the provisions of fresh-start accounting as of June 30, 2015 and became a new entity for financial reporting purposes. References to the "Successor Company" relate to NII Holdings on or subsequent to June 30, 2015. References to the "Predecessor Company" relate to NII Holdings prior to June 30, 2015.

(2) On September 11, 2015, we entered into a binding agreement relating to the sale of all of the outstanding equity interests of Nextel Argentina. On January 27, 2016, the agreement was amended to permit Grupo Clarin or any of its affiliates to exercise the right to acquire the remaining 51% equity interest prior to receiving regulatory approval, and Grupo Clarin and its affiliate immediately acquired the remaining 51% of Nextel Argentina for no additional proceeds. On April 30, 2015, we completed the sale of our operations in Mexico to an indirect subsidiary of AT&T, Inc. In connection with these sales, we have reported the results for Nextel Mexico and Nextel Argentina as discontinued operations throughout this document.

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2015 (SUCCESSOR COMPANY),
SIX MONTHS ENDED DECEMBER 31, 2015 (SUCCESSOR COMPANY),
SIX MONTHS ENDED JUNE 30, 2015 (PREDECESSOR COMPANY),
THREE MONTHS ENDED DECEMBER 31, 2014 (PREDECESSOR COMPANY) AND
YEAR ENDED DECEMBER 31, 2014 (PREDECESSOR COMPANY)
(UNAUDITED)

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Successor Company	Predecessor Company
	Three Months Ended December 31,
	2015	2014
Service and other revenues	$234.6	$403.7

Handset and accessory revenues	10.1	28.3
Cost of handsets and accessories	(18.6)	(103.7)
Handset and accessory net subsidy	(8.5)	(75.4)
Cost of service (exclusive of depreciation and amortization)	(100.7)	(160.2)
Selling, general and administrative	(123.6)	(217.4)
Segment earnings (losses)	$1.8	$(49.3)

Subscriber units
iDEN	1,581.7	2,669.2
WCDMA	2,760.3	1,672.3
Total subscriber units in commercial service (as of December 31)	4,342.0	4,341.5

iDEN net subscriber losses	(197.6)	(176.3)
WCDMA net subscriber additions	76.8	241.5
Total net subscriber additions	(120.8)	65.2

Migrations from iDEN to WCDMA	78.5	97.0

iDEN customer churn	4.16%	3.00%
WCDMA customer churn	3.16%	2.21%
Churn (%)	3.55%	2.71%

ARPU (1)	$16	$27

CPGA (1)	$92	$295

CCPU (1)	$15	$26

(1)
For information regarding ARPU, CPGA and CCPU, see “Non-GAAP Reconciliations for the Six Months Ended December 31, 2015 (Successor Company), Six Months Ended June 30, 2015 (Predecessor Company), Three Months Ended December 31, 2014 (Predecessor Company) and Year Ended December 31, 2014 (Predecessor Company)” included in this release.

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Successor Company	Predecessor Company	Combined	Predecessor Company
	Six Months Ended December 31,	Six Months Ended June 30,	Year Ended December 31,	Year Ended December 31,
	2015	2015	2015	2014
Service and other revenues	$501.0	$643.8	$1,144.8	$1,694.2

Handset and accessory revenues	28.3	39.8	68.1	154.7
Cost of handsets and accessories	(46.9)	(121.1)	(168.0)	(415.1)
Handset and accessory net subsidy	(18.6)	(81.3)	(99.9)	(260.4)
Cost of service (exclusive of depreciation and amortization)	(212.8)	(256.2)	(469.0)	(693.0)
Selling, general and administrative	(278.6)	(381.5)	(660.1)	(874.5)
Segment losses	$(9.0)	$(75.2)	$(84.2)	$(133.7)

Subscriber units
iDEN			1,581.7	2,669.2
WCDMA			2,760.3	1,672.3
Total subscriber units in commercial service (as of December 31)			4,342.0	4,341.5

iDEN net subscriber losses			(775.3)	(537.0)
WCDMA net subscriber additions			775.8	920.3
Total net subscriber additions			0.5	383.3

Migrations from iDEN to WCDMA			312.3	414.1

iDEN customer churn			3.61%	2.72%
WCDMA customer churn			3.10%	2.03%
Churn (%)			3.35%	2.55%

ARPU (1)			$19	$30

CPGA (1)			$145	$277

CCPU (1)			$18	$27

NON-GAAP RECONCILIATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2015 (SUCCESSOR COMPANY),
SIX MONTHS ENDED DECEMBER 31, 2015 (SUCCESSOR COMPANY),
SIX MONTHS ENDED JUNE 30, 2015 (PREDECESSOR COMPANY),
THREE MONTHS ENDED DECEMBER 31, 2014 (PREDECESSOR COMPANY) AND
YEAR ENDED DECEMBER 31, 2014 (PREDECESSOR COMPANY)
(UNAUDITED)

Consolidated OIBDA and Consolidated Adjusted OIBDA

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated adjusted operating income before depreciation and amortization, or adjusted OIBDA, represents consolidated operating income before depreciation expense, amortization expense, material asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges. Consolidated OIBDA and consolidated adjusted OIBDA are not measurements under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA and consolidated adjusted OIBDA measures of other companies and should be considered in addition to, but not as substitutes for, the information contained in our statements of operations. We believe that consolidated OIBDA and consolidated adjusted OIBDA provide useful information to investors because they are indicators of our operating performance, especially in a capital intensive industry such as ours, since they exclude items that are not directly attributable to ongoing business operations. Consolidated OIBDA and consolidated adjusted OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Successor Company	Predecessor Company
	Three Months Ended December 31,
	2015	2014
Consolidated operating loss	$(75.2)	$(159.7)
Consolidated depreciation	27.8	75.2
Consolidated amortization	9.3	15.5
Consolidated operating loss before depreciation and amortization	(38.1)	(69.0)
Asset impairment charges	8.6	10.8
Restructuring charges	19.0	(4.9)
Loss from tower sale	—	0.8
Consolidated adjusted operating loss before depreciation and amortization	$(10.5)	$(62.3)

NII Holdings, Inc.

	Successor Company	Predecessor Company	Combined	Predecessor Company
	Six Months Ended December 31,	Six Months Ended June 30,	Year Ended December 31,	Year Ended December 31,
	2015	2015	2015	2014
Consolidated operating loss	$(152.8)	$(303.9)	$(456.7)	$(756.6)
Consolidated depreciation	64.1	126.8	190.9	340.2
Consolidated amortization	21.3	27.1	48.4	53.9
Consolidated operating loss before depreciation and amortization	(67.4)	(150.0)	(217.4)	(362.5)
Asset impairment charges	12.6	31.1	43.7	70.0
Restructuring charges	19.7	5.7	25.4	34.9
Costs related to Chapter 11 filing	—	—	—	22.6
Loss from tower sale	—	—	—	0.8
Consolidated adjusted operating loss before depreciation and amortization	$(35.1)	$(113.2)	$(148.3)	$(234.2)

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per subscriber unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of subscriber units in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated as follows (in millions, except ARPU):

Nextel Brazil

	Successor Company	Predecessor Company	Combined	Predecessor Company
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Service and other revenues	$234.6	$403.7	$1,144.8	$1,694.2
Less: other revenues	(21.8)	(55.5)	(126.1)	(211.7)
Total subscriber revenues	$212.8	$348.2	$1,018.7	$1,482.5

ARPU calculated with subscriber revenues	$16	$27	$19	$30

ARPU calculated with service and other revenues	$18	$31	$22	$34

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated as follows (in millions, except CPGA):

Nextel Brazil

	Successor Company	Predecessor Company	Combined	Predecessor Company
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Consolidated handset and accessory revenues	$10.1	$28.3	$68.1	$154.7
Less: consolidated uninsured handset replacement revenues	—	(1.3)	(0.7)	(8.1)
Consolidated handset and accessory revenues, net	10.1	27.0	67.4	146.6
Less: consolidated cost of handsets and accessories	18.6	103.7	168.0	415.1
Consolidated handset subsidy costs	8.5	76.7	100.6	268.5
Consolidated selling and marketing	27.3	62.3	176.9	267.5
Costs per statement of operations	35.8	139.0	277.5	536.0
Less: consolidated costs unrelated to initial customer acquisition	(3.6)	(16.5)	(20.5)	(74.7)
Customer acquisition costs	$32.2	$122.5	$257.0	$461.3

Cost per Gross Add	$92	$295	$145	$277

Cash Cost per Handset/User
Cash cost per handset/unit, or CCPU, represents the sum of cost of service, general and administrative expenses and customer retention and other costs divided by average handsets in service during the period and divided by the number of months in the period. CCPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to CCPU measures of other companies and should not be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe CCPU is a measure of the recurring costs we incur on a monthly basis to provide service to our subscribers. The CCPU calculation excludes material asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges and is calculated as follows (in thousands, except CCPU):

Nextel Brazil

	Successor Company	Predecessor Company	Combined	Predecessor Company
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Total selling, general and administrative expenses	$123.6	$217.4	$660.1	$874.5
Less: selling and marketing expenses	(27.3)	(62.4)	(176.9)	(267.6)
General and administrative expenses	96.3	155.0	483.2	606.9
Cost of service	100.7	160.2	469.0	693.0
Customer retention costs and other	3.7	16.5	20.5	74.7
Total	200.7	331.7	972.7	1,374.6

Cash Cost per User	$15	$26	$18	$27

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures for the three and twelve months ended December 31, 2014 compared to the three and combined twelve months ended December 31, 2015 by (i) adjusting the relevant measures for the three and twelve months ended December 31, 2014 to levels that would have resulted if the average foreign currency exchange rates for the three and twelve months ended December 31, 2014 were the same as the average foreign currency exchange rates that were in effect for the three and combined twelve months ended December 31, 2015; and (ii) comparing the actual and adjusted financial measures for the three and twelve months ended December 31, 2014 to the similar financial measures for the three and combined twelve months ended December 31, 2015 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization on a consolidated basis and segment earnings for Nextel Brazil, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the three and combined twelve months ended December 31, 2015 and the three and twelve months ended December 31, 2014. The average foreign currency exchange rate during the three and combined twelve months ended December 31, 2015 and the three and twelve months ended December 31, 2014 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance for the three and combined twelve months ended December 31, 2015 compared to the three and twelve months ended December 31, 2014 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.
(dollars in thousands)

	Predecessor Company			Successor Company
	Three Months Ended December 31,
	4Q 2014 Actual	4Q 2014 Adjustment (1)	4Q 2014 Normalized (1)	4Q 2015 Actual	4Q 2014 to 4Q 2015 Actual Growth Rate (2)	4Q 2014 to 4Q 2015 Normalized Growth Rate (3)

Consolidated:
Operating revenues	$432,005	$(145,171)	$286,834	$244,782	(43)%	(15)%
Adjusted operating loss before depreciation and amortization	(62,327)	(5,252)	(67,579)	(10,507)	83%	84%
Nextel Brazil:
Operating revenues	$431,939	$(145,105)	$286,834	$244,726	(43)%	(15)%
Segment (losses) earnings	(49,314)	(18,265)	(67,579)	1,763	(104)%	(103)%

NII Holdings, Inc.
(dollars in thousands)

	Predecessor Company			Combined
	Year Ended December 31,
	YTD 2014 Actual	YTD 2014 Adjustment (1)	YTD 2014 Normalized (1)	YTD 2015 Actual	YTD 2014 to YTD 2015 Actual Growth Rate (2)	YTD 2014 to YTD 2015 Normalized Growth Rate (3)

Consolidated:
Operating revenues	$1,848,954	$(544,424)	$1,304,530	$1,213,145	(34)%	(7)%
Adjusted operating loss before depreciation and amortization	(234,208)	39,380	(194,828)	(148,361)	(37)%	(24)%
Nextel Brazil:
Operating revenues	$1,848,918	$(544,126)	$1,304,792	$1,212,943	(34)%	(7)%
Segment losses	(133,691)	(82,812)	(216,503)	(84,279)	(37)%	(61)%

(1)
The "4Q 2014 Normalized" and "YTD 2014 Normalized" amounts reflect the impact of applying the average foreign currency exchange rates for the three and combined twelve months ended December 31, 2015 to the operating revenues earned in Brazilian reais and to the other components of each of the actual financial measures shown above for the three and twelve months ended December 31, 2014, other than certain components of those measures consisting of U.S. dollar-based operating expenses, which were not adjusted. The amounts included under the columns "4Q 2014 Adjustment" and "YTD 2014 Adjustment" reflect the amount determined by subtracting the "4Q 2014 Normalized" and "YTD 2014 Normalized" amounts calculated as described in the preceding sentence from the "4Q 2014 Actual" and "YTD 2014 Actual" amounts and reflect the impact of the year-over-year change in the average foreign currency exchange rates on each of the financial measures for the three and combined twelve months ended December 31, 2015. The average foreign currency exchange rates for each of the relevant currencies during the three and twelve month periods ended December 31, 2015 and 2014 for purposes of these calculations were as follows:

	Successor Company	Predecessor Company	Combined	Predecessor Company
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Brazilian real	3.84	2.55	3.33	2.35

(2)
The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "4Q 2015 Actual" and "YTD 2015 Actual" columns with those in the "4Q 2014 Actual" and "YTD 2014 Actual" columns.

(3)
The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "4Q 2015 Actual" and "YTD 2015 Actual" columns with those in the "4Q 2014 Normalized" and "YTD 2014 Normalized" columns.